Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-217450) and Form F-3 (No. 333-255911) of voxeljet AG of our report dated March 30, 2023 relating to the financial statements, which appears in this Form 20-F.

Munich, Germany
March 30, 2023

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Sebastian Stroner	/s/ ppa. Martin Veit
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)